EXHIBIT 10.3

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of December 1, 2011, by and between RENTRAK CORPORATION, an Oregon corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of December 1, 2008, as amended from time to time ("Credit Agreement").

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.    Section 1.1. (a) is hereby amended by deleting "December 1, 2011" as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date "December 1, 2013," with such change to be effective upon the execution and delivery to Bank of a promissory note dated as of December 1, 2011 (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

2.    Section 4.9 (c) is hereby deleted in its entirety, and the following substituted therefor:

"(c)    Net income after taxes, calculated in accordance with GAAP consistently applied, plus non-cash stock based compensation, not less than $1.00 on an annual basis, determined as of each fiscal year end."

3.    The following is hereby added to the Credit Agreement as Section 4.11:

"SECTION 4.11. LIQUIDITY RESERVE. Maintain reserves of Unencumbered Liquid Assets with Bank and/or an affiliate of Bank with an aggregate fair market value not at any time less than three (3) times the amount of any and all cumulative quarterly losses as determined by Bank following receipt of the financial statements required hereunder. As used herein, “Unencumbered Liquid Assets” shall mean cash, cash equivalents and/or publicly traded/quoted marketable securities acceptable to Bank in its sole discretion, free of any lien or other encumbrance other than a lien in favor of Bank (provided that any liquid assets subject to a lien in favor of Bank may only be included to the extent that such assets are not necessary, on any date of determination, to meet any minimum collateral value requirement of the obligations secured thereby). Retirement account assets held in a fiduciary capacity by Borrower shall not qualify as Unencumbered Liquid Assets."

4.    Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

5.    Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BANK CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

	RENTRAK CORPORATION		WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:	/s/ David I Chemerow	By:	/s/ Victoria K. Dunn
	David I. Chemerow, CFO, COO, and Secretary		Victoria K. Dunn, Relationship Manager